Exhibit 99.1

North Pittsburgh systems inc.

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

VOTE BY TELEPHONE

Please have your proxy card available when you call the **toll-free number 1-888-693-8683** using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET

Please have your proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please complete, sign and date your proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	**Vote by Internet**	**Vote by Mail**
Call toll free using a touch-tone telephone: **1-888-693-8683**	Access the website and cast your vote: **www.cesvote.com**	Return your completed proxy card in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern time on November 13, 2007 in order to be counted in the final tabulation.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

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Please fold and detach card at perforation before mailing.

North Pittsburgh systems inc.

North Pittsburgh Systems, Inc.
4008 Gibsonia Road, Gibsonia, PA 15044-9311

PROXY

This Proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on November 13, 2007, at 2:00 p.m. Eastern time, at Regional Learning Alliance at Cranberry Woods, 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

The shares of stock you hold in your account will be voted as you specify on the reverse side of this Proxy Card.

If no voting instruction is specified, this Proxy will be voted "FOR" Items 1 and 2.

By signing this Proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole (the "Named Proxies"), and each of them, with full power of substitution, your proxies to vote your shares on the matters listed on the reverse side and on all other matters that may come before the Annual Meeting and/or any adjournment thereof.

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Signature(s)

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Signature(s)

Date ____________________

Please sign exactly as your name(s) appear on this Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Y O U R V O T E I S I M P O R T A N T ! If you do not vote by telephone or Internet, please sign and date this Proxy Card and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. If you vote by telephone or Internet, it is not necessary to return this Proxy Card. D Please fold and detach card at perforation before mailing. D NORTH PITTSBURGH SYSTEMS , INC . PROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW OR, IF NO SPECIFICATION IS GIVEN BELOW WITH RESPECT TO ITEM 1 OR ITEM 2, WILL BE VOTED FOR ITEM 1 OR FOR ALL NOMINEES NAMED IN ITEM 2, RESPECTIVELY. The Board of Directors Recommends a Vote “FOR” Items 1 and 2. 1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 1, 2007, by and among North Pittsburgh Systems, Inc., Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), and Fort Pitt Acquisition Sub Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Consolidated. FOR AGAINST ABSTAIN 2. Election of Directors: Nominees: (1) Harry R. Brown (2) Charles E. Cole (3) Frederick J. Crowley (4) Allen P. Kimble (5) Stephen G. Kraskin (6) David E. Nelsen (7) Charles E. Thomas, Jr. FOR all nominees except as marked* WITHHELD FROM ALL nominees *Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of such nominee(s) on the line below. THE NAMED PROXIES ARE AUTHORIZED TO VOTE, AS THEY IN THEIR DISCRETION DETERMINE, ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING AND/OR ANY ADJOURNMENT THEREOF. THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.